EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-94153 on Form S-8 pertaining to the 1998 Stock Option Plan of Fog Cutter Capital Group Inc. (the “Company”), of our report dated March 17, 2005, with respect to the consolidated financial statements of the Company for the year ended December 31, 2004, included in the Company’s 2004 Annual Report on Form 10-K/A.

/s/ UHY LLP
Los Angeles, California
June 3, 2005